Yum!

KFC™

Pizza Hut®

TACO BELL®

Habit® BURGER & GRILL

NEWS

Yum! Brands Reports Third-Quarter Results
Taco Bell Same-Store Sales Growth 7% and KFC Unit Growth 6%;
Initiates Review of Strategic Options for Pizza Hut

Louisville, KY (November 4, 2025) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 30, 2025. Third-quarter GAAP EPS was $1.41 and third-quarter EPS excluding Special Items was $1.58, a 15% increase year-over-year.

CHRIS TURNER COMMENTS
Chris Turner, CEO, said "I’m thrilled to step into the role as the CEO, and thankful to David for his contributions to Yum! and making the transition as seamless as possible. Over the past several months, I’ve engaged with Yum!’s leaders, franchise partners, team members, and shareholders to better understand how we can unlock even greater value together. Going forward, my three priorities for driving growth will be staying relevant with the next generation of consumers, leveraging our global scale to strengthen franchisees’ store-level economics, and expanding Byte across more restaurants worldwide. I’ve been proud to be a part of the unrivaled culture and talent that define the Yum! system, and it’s an honor to lead this global business. With a strong foundation in place, we are well positioned to build on our momentum and deliver sustained value for all our stakeholders."

STRATEGIC ANNOUNCEMENTS
•We announced the initiation of a process to explore strategic options for the Pizza Hut brand to maximize long-term value creation for Yum!, Pizza Hut, and its franchise partners. With strong brand equity, significant scale, and an experienced global franchise base, Pizza Hut is well-positioned to reclaim leadership in the fragmented pizza category.
•We expect to complete the acquisition of 128 Taco Bell restaurants across the Southeast U.S. in the fourth quarter. This acquisition will strengthen our equity-owned restaurant base with high-margin, mature assets, contribute to EBITDA and operating profit growth and unlock significant new development opportunities while reinforcing our role in leading the U.S. system through equity operations.
•We announced new leadership appointments effective October 1. Ranjith Roy has been promoted to Yum! Brands Chief Financial Officer. Sean Tresvant will now serve as Taco Bell Chief Executive Officer and Yum! Brands Chief Consumer Officer. Jim Dausch has been promoted to Yum! Brands Chief Digital & Technology Officer and President of Byte by Yum!.

THIRD-QUARTER HIGHLIGHTS
•Worldwide system sales grew 5%, excluding foreign currency translation, led by Taco Bell at 9% and KFC at 6%.
•Unit count increased 3% including 1,131 gross new units in the quarter.
•Record digital system sales reaching $10 billion, with record digital mix of approximately 60%.
•Foreign currency translation favorably impacted divisional operating profit by $7 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+6	+3	+6	+16	+14
Taco Bell Division	+9	+7	+3	+7	+7
Pizza Hut Division	(1)	(1)	Even	(8)	(8)
Worldwide	+5	+3	+3	+8	+7

	Third-Quarter			Year-to-Date
	2025	2024	% Change	2025	2024	% Change
GAAP EPS	$1.41	$1.35	+5	$3.64	$3.73	(2)
Less Special Items EPS[1]	$(0.16)	$(0.02)	NM	$(0.67)	$(0.14)	NM
EPS Excluding Special Items	$1.58	$1.37	+15	$4.32	$3.87	+11

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	32,951	31,143	+6	N/A	32,951	31,143	+6	N/A
System Sales ($MM)	9,340	8,669	+8	+6	26,401	25,023	+6	+5
Same-Store Sales Growth (%)	+3	(4)	NM	NM	+2	(3)	NM	NM
Franchise and Property Revenues ($MM)	459	417	+10	+8	1,303	1,219	+7	+7
Operating Profit ($MM)	392	339	+16	+14	1,088	986	+10	+10
Operating Margin (%)	44.6	43.1	+1.5	+1.6	43.5	46.2	(2.7)	(2.4)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+7	Even	+7	(3)
Same-Store Sales Growth	+3	+2	+3	(1)

•KFC Division opened 760 gross new restaurants across 60 countries.
•Company-owned restaurant margins were 13.7%, up 120 basis points year-over-year.
•Foreign currency translation favorably impacted operating profit by $7 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+6	+5
United States	14%	Even	(3)
Europe	12%	+6	+7
Asia	11%	+7	+8
Latin America	8%	+13	+11
Australia	7%	+4	+3
United Kingdom	6%	+10	+6
Middle East / Turkey / North Africa	6%	+5	+9
Africa	5%	+10	+11
Canada	2%	+5	+8
India	2%	+6	+8
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2024.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	8,816	8,594	+3	N/A	8,816	8,594	+3	N/A
System Sales ($MM)	4,368	4,008	+9	+9	12,623	11,622	+9	+9
Same-Store Sales Growth (%)	+7	+4	NM	NM	+7	+3	NM	NM
Franchise and Property Revenues ($MM)	254	234	+8	+8	735	678	+8	+8
Operating Profit ($MM)	267	251	+7	+7	770	709	+9	+9
Operating Margin (%)	36.6	37.6	(1.0)	(1.0)	36.7	36.7	Even	Even

•Taco Bell Division opened 74 gross new restaurants across 14 countries.
•Taco Bell U.S. system sales grew 9% and Taco Bell International system sales, excluding foreign currency translation, grew 12%.
•Taco Bell U.S. same-store sales grew 7% and Taco Bell International same-store sales grew 6%.
•Taco Bell U.S. company-owned restaurant margins were 23.9%, a 50 basis point increase year-over-year.

PIZZA HUT DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	19,872	19,927	Even	N/A	19,872	19,927	Even	N/A
System Sales ($MM)	3,177	3,184	Even	(1)	9,321	9,491	(2)	(2)
Same-Store Sales Growth (%)	(1)	(4)	NM	NM	(1)	(5)	NM	NM
Franchise and Property Revenues ($MM)	146	150	(3)	(3)	436	446	(2)	(2)
Operating Profit ($MM)	84	91	(8)	(8)	239	278	(14)	(14)
Operating Margin (%)	35.1	38.3	(3.2)	(3.2)	33.6	38.9	(5.3)	(5.2)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+3	(7)	+2	(7)
Same-Store Sales Growth	+2	(6)	+1	(5)

•Pizza Hut Division opened 289 gross new restaurants across 31 countries.
•Foreign currency translation had a negligible impact on operating profit.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
United States	42%	(7)	(7)
China	18%	+6	+2
Asia	13%	+3	+4
Europe	11%	(1)	(2)
Latin America	7%	Even	(2)
Middle East / Africa	4%	+5	+9
Canada	3%	+1	+2
India	2%	+2	+4

HABIT BURGER & GRILL DIVISION

•Habit Burger & Grill Division opened 8 gross new restaurants.
•Habit Burger & Grill Division system sales grew 3% and same-store sales grew 1%.

OTHER ITEMS
•During the third quarter of 2025 a subsidiary of Taco Bell Corp. issued $1.5 billion of Securitization Notes. Proceeds were used to repay existing debt and will be used for general corporate purposes including purchases of franchised restaurants.
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

LONG-TERM GROWTH ALGORITHM
•The Company targets the following long-term financial performance metrics, first announced in 2022, that it believes it can achieve over an extended period of time, on average:
•5% Unit Growth
•7% System Sales Growth, excluding F/X and 53rd week; and
•At least 8% Core Operating Profit Growth, excluding F/X and 53rd week3

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2024.
3At this time, we are unable to forecast any Special Items or any impact from changes in F/X rates, and therefore cannot provide an estimate of Operating Profit Growth on a GAAP basis.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time November 4, 2025. The number is 646/844-6383 for U.S. callers, 833/950-0062 for Canada callers, and +1/646-844-6383 for international callers, conference ID 604941.

The call will be available for playback beginning at 10:00 a.m. Eastern Time November 4, 2025 through November 11, 2025. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, and +1/929-458-6194 internationally, conference ID 462141.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2025 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of health epidemics, deterioration in public health conditions or the occurrence of other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees, particularly in light of challenging macroeconomic conditions; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; the possibility that we may not be able to realize the anticipated benefits of a strategic review of the Pizza Hut business or any potential transaction involving Pizza Hut; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including as a result of the Middle East conflict as well as the expansion or threatened expansion of restrictive trade policies which could also impact sentiment for U.S. brands; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements and reporting obligations; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 62,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-inspired food and pizza categories, respectively. Habit Burger & Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America and 3BL’s list of 100 Best Corporate Citizens. In 2025, the Company was recognized among TIME magazine’s list of Best Companies for Future Leaders. In addition, KFC, Taco Bell and Pizza Hut led Entrepreneur's Top Global Franchises 2024 list and were ranked in the first 25 of Entrepreneur’s 2025 Franchise 500, with Taco Bell securing the No. 1 spot in North America for the fifth consecutive year.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Lori Eberenz, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/25	9/30/24	B/(W)	9/30/25	9/30/24	B/(W)
Revenues
Company sales	$697	$621	12	$1,974	$1,667	18
Franchise and property revenues	857	804	7	2,476	2,350	5
Franchise contributions for advertising and other services	426	401	6	1,249	1,170	7
Total revenues	1,979	1,826	8	5,699	5,187	10

Costs and Expenses, Net
Company restaurant expenses	587	523	(12)	1,668	1,393	(20)
General and administrative expenses	282	263	(7)	885	830	(7)
Franchise and property expenses	35	36	6	107	90	(19)
Franchise advertising and other services expense	427	401	(7)	1,251	1,169	(7)
Refranchising (gain) loss	(17)	(12)	37	(33)	(31)	6
Other (income) expense	(1)	(4)	NM	(15)	(10)	NM
Total costs and expenses, net	1,313	1,207	(9)	3,863	3,441	(12)

Operating Profit	666	619	8	1,836	1,746	5
Investment (income) expense, net	—	(1)	NM	(1)	21	NM
Other pension (income) expense	1	(2)	(154)	—	(5)	(93)
Interest expense, net	124	120	(4)	368	358	(3)
Income before income taxes	541	502	8	1,470	1,372	7
Income tax provision	144	120	(21)	446	309	(44)
Net Income	$397	$382	4	$1,024	$1,063	(4)

Basic EPS
EPS	$1.42	$1.36	5	$3.67	$3.77	(3)
Average shares outstanding	278	282	1	279	282	1

Diluted EPS
EPS	$1.41	$1.35	5	$3.64	$3.73	(2)
Average shares outstanding	281	285	1	281	285	1

Dividends declared per common share	$0.71	$0.67		$2.13	$2.01

See accompanying notes.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/25	9/30/24	B/(W)	9/30/25	9/30/24	B/(W)

Company sales	$259	$220	18	$721	$488	48
Franchise and property revenues	459	417	10	1,303	1,219	7
Franchise contributions for advertising and other services	161	148	9	478	427	12
Total revenues	879	785	12	2,501	2,134	17

Company restaurant expenses	224	192	(16)	635	428	(48)
General and administrative expenses	88	86	(2)	255	253	(1)
Franchise and property expenses	15	20	26	51	46	(10)
Franchise advertising and other services expense	160	148	(9)	472	424	(11)
Other (income) expense	—	—	NM	1	(3)	NM
Total costs and expenses, net	488	446	(9)	1,413	1,148	(23)
Operating Profit	$392	$339	16	$1,088	$986	10

Company restaurant margin %[1]	13.7%	12.5%	1.2 ppts.	11.9%	12.2%	(0.3) ppts.

Operating margin	44.6%	43.1%	1.5 ppts.	43.5%	46.2%	(2.7) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/25	9/30/24	B/(W)	9/30/25	9/30/24	B/(W)

Company sales	$298	$267	12	$848	$775	9
Franchise and property revenues	254	234	8	735	678	8
Franchise contributions for advertising and other services	178	165	9	514	477	8
Total revenues	730	666	10	2,098	1,930	9

Company restaurant expenses	227	205	(11)	649	590	(10)
General and administrative expenses	50	41	(22)	148	137	(8)
Franchise and property expenses	8	6	(33)	22	22	3
Franchise advertising and other services expense	177	163	(9)	510	473	(8)
Other (income) expense	—	—	NM	—	(1)	NM
Total costs and expenses, net	463	415	(11)	1,328	1,221	(9)
Operating Profit	$267	$251	7	$770	$709	9

Company restaurant margin %[1]	23.7%	23.4%	0.3 ppts.	23.5%	23.9%	(0.4) ppts.

Operating margin	36.6%	37.6%	(1.0) ppts.	36.7%	36.7%	Even

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/25	9/30/24	B/(W)	9/30/25	9/30/24	B/(W)

Company sales	$9	$1	520	$20	$5	301
Franchise and property revenues	146	150	(3)	436	446	(2)
Franchise contributions for advertising and other services	85	87	(2)	255	264	(4)
Total revenues	240	238	1	710	715	(1)

Company restaurant expenses	10	1	(555)	21	5	(329)
General and administrative expenses	50	51	Even	159	153	(4)
Franchise and property expenses	11	9	(12)	32	19	(67)
Franchise advertising and other services expense	89	89	Even	268	270	1
Other (income) expense	(4)	(3)	NM	(9)	(10)	NM
Total costs and expenses, net	156	147	(6)	471	437	(8)
Operating Profit	$84	$91	(8)	$239	$278	(14)

Company restaurant margin %[1]	(12.2)%	(6.1)%	(6.1) ppts.	(9.2)%	(1.9)%	(7.3) ppts.

Operating margin	35.1%	38.3%	(3.2) ppts.	33.6%	38.9%	(5.3) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	9/30/25	12/31/24
ASSETS
Current Assets
Cash and cash equivalents	$1,045	$616
Accounts and notes receivable, less allowance: $74 in 2025 and 2024	744	775
Prepaid expenses and other current assets	415	480
Total Current Assets	2,204	1,871

Property, plant and equipment, net of accumulated depreciation of $1,487 in 2025
and $1,384 in 2024	1,422	1,304
Goodwill	779	736
Intangible assets, net	462	416
Other assets	1,428	1,329
Deferred income taxes	898	1,071
Total Assets	$7,193	$6,727

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,217	$1,211
Income taxes payable	36	31
Short-term borrowings	48	27
Total Current Liabilities	1,301	1,269

Long-term debt	11,506	11,306
Other liabilities and deferred credits	1,890	1,800
Total Liabilities	14,698	14,375

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 278 shares issued in 2025 and 279 shares issued in 2024	—	—
Accumulated deficit	(7,183)	(7,256)
Accumulated other comprehensive loss	(322)	(392)
Total Shareholders' Deficit	(7,505)	(7,648)
Total Liabilities and Shareholders' Deficit	$7,193	$6,727
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/25	9/30/24
Cash Flows - Operating Activities
Net Income	$1,024	$1,063
Depreciation and amortization	139	120
Refranchising (gain) loss	(33)	(31)
Investment (income) expense, net	(1)	21
Deferred income taxes	175	5
Share-based compensation expense	54	52
Changes in accounts and notes receivable	51	28
Changes in prepaid expenses and other current assets	(8)	(21)
Changes in accounts payable and other current liabilities	(42)	(46)
Changes in income taxes payable	(31)	(67)
Other, net	65	52
Net Cash Provided by Operating Activities	1,393	1,176

Cash Flows - Investing Activities
Capital spending	(236)	(151)
Proceeds from sale of Devyani Investment	—	104
Acquisition of KFC U.K. and Ireland restaurants	—	(174)
Other restaurant acquisitions	(100)	(31)
Proceeds from refranchising of restaurants	53	48
Maturities (purchases) of Short term investments, net	91	(91)
Other, net	(16)	3
Net Cash Used in Investing Activities	(208)	(292)

Cash Flows - Financing Activities
Proceeds from long-term debt	1,493	237
Repayments of long-term debt	(957)	(472)
Revolving credit facilities, three months or less, net	(350)	205
Short-term borrowings by original maturity
More than three months - proceeds	58	—
More than three months - payments	(43)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(374)	(327)
Dividends paid on Common Stock	(592)	(565)
Other, net	(57)	(69)
Net Cash Used in Financing Activities	(822)	(991)
Effect of Exchange Rate on Cash and Cash Equivalents	29	10
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	393	(97)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	807	724
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,200	$627

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Net Income, excluding Special Items;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (f) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Further, while we generally include depreciation and amortization of restaurant-level assets within Divisional Company restaurant expenses used to derive Divisional Company restaurant profit, we record amortization of reacquired franchise rights arising from acquisition accounting within Corporate and Unallocated Company restaurant expenses as such amortization is not believed to be indicative of ongoing Divisional results as well as to enhance the comparability of acquired stores' margins with those of existing restaurants for which reacquired franchise rights are not applicable. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/25	9/30/24	9/30/25	9/30/24
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$666	$619	$1,836	$1,746
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	—	(1)	—	3
Charges associated with Resource Optimization(b)	5	12	37	58
Charges associated with Brand HQ Consolidation (c)	3	—	20	—
German acquisition and Turkey termination-related costs (d)	1	—	8	—
Pizza Hut Strategic Review (e)	8	—	8	—
Special Items Expense - Operating Profit	18	11	73	61
(Positive) Foreign Currency Impact on Division Operating Profit	(7)	N/A	(1)	N/A
Core Operating Profit	$677	$630	$1,909	$1,807

Special Items as shown above were recorded to the financial statement line items identified below.

	Quarter ended		Year to date
	9/30/25	9/30/24	9/30/25	9/30/24
Condensed Consolidated Summary of Results Line Item
Decrease in Franchise and property revenues	$4	$—	$5	$—
Increase in General and administrative expenses	14	11	71	57
Increase in Refranchising (gain) loss	—	(1)	—	3
Increase in Other (income) expense	—	1	(3)	1
Special Items Expense - Operating Profit	$18	$11	$73	$61

KFC Division
GAAP Operating Profit	$392	$339	$1,088	$986
Negative (Positive) Foreign Currency Impact	(7)	N/A	(2)	N/A
Core Operating Profit	$385	$339	$1,086	$986

Taco Bell Division
GAAP Operating Profit	$267	$251	$770	$709
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit	$267	$251	$770	$709

Pizza Hut Division
GAAP Operating Profit	$84	$91	$239	$278
Negative (Positive) Foreign Currency Impact	—	N/A	1	N/A
Core Operating Profit	$84	$91	$240	$278

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$(2)	$1	$—	$(2)
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	$(2)	$1	$—	$(2)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$397	$382	$1,024	$1,063
Special Items Expense - Operating Profit	18	11	73	61
Special Items Tax Expense (Benefit)(f)	28	(2)	116	(19)
Net Income excluding Special Items	$442	$391	$1,214	$1,105

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.41	$1.35	$3.64	$3.73
Less Special Items Diluted EPS	(0.16)	(0.02)	(0.67)	(0.14)
Diluted EPS excluding Special Items	$1.58	$1.37	$4.32	$3.87

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	26.7%	23.8%	30.3%	22.5%
Impact on Tax Rate as a result of Special Items	5.9%	(0.1)%	8.9%	(0.4)%
Effective Tax Rate excluding Special Items	20.8%	23.9%	21.4%	22.9%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 9/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$392	$267	$84	$(2)	$(75)	$666
Less:
Franchise and property revenues	459	254	146	3	(4)	857
Franchise contributions for advertising and other services	161	178	85	1	—	426
Add:
General and administrative expenses	88	50	50	13	80	282
Franchise and property expenses	15	8	11	1	—	35
Franchise advertising and other services expense	160	177	89	1	—	427
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	—	—	(4)	—	3	(1)
Company restaurant profit (loss)	$36	$71	$(1)	$9	$(4)	$110
Company sales	$259	$298	$9	$130	$—	$697
Company restaurant margin %	13.7%	23.7%	(12.2)%	7.0%	N/A	15.8%

	Quarter ended 9/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$339	$251	$91	$1	$(63)	$619
Less:
Franchise and property revenues	417	234	150	3	—	804
Franchise contributions for advertising and other services	148	165	87	1	—	401
Add:
General and administrative expenses	86	41	51	11	74	263
Franchise and property expenses	20	6	9	1	—	36
Franchise advertising and other services expense	148	163	89	1	—	401
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	—	—	(3)	1	(2)	(4)
Company restaurant profit (loss)	$28	$62	$—	$11	$(3)	$98
Company sales	$220	$267	$1	$133	$—	$621
Company restaurant margin %	12.5%	23.4%	(6.1)%	8.3%	N/A	15.8%

	Year to Date 9/30/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,088	$770	$239	$—	$(260)	$1,836
Less:
Franchise and property revenues	1,303	735	436	8	(5)	2,476
Franchise contributions for advertising and other services	478	514	255	2	—	1,249
Add:
General and administrative expenses	255	148	159	39	285	885
Franchise and property expenses	51	22	32	3	—	107
Franchise advertising and other services expense	472	510	268	2	—	1,251
Refranchising (gain) loss	—	—	—	—	(33)	(33)
Other (income) expense	1	—	(9)	1	(8)	(15)
Company restaurant profit (loss)	$85	$199	$(2)	$34	$(11)	$306
Company sales	$721	$848	$20	$385	$—	$1,974
Company restaurant margin %	11.9%	23.5%	(9.2)%	8.7%	N/A	15.5%

	Year to Date 9/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$986	$709	$278	$(2)	$(225)	$1,746
Less:
Franchise and property revenues	1,219	678	446	7	—	2,350
Franchise contributions for advertising and other services	427	477	264	2	—	1,170
Add:
General and administrative expenses	253	137	153	38	249	830
Franchise and property expenses	46	22	19	3	—	90
Franchise advertising and other services expense	424	473	270	2	—	1,169
Refranchising (gain) loss	—	—	—	—	(31)	(31)
Other (income) expense	(3)	(1)	(10)	1	3	(10)
Company restaurant profit (loss)	$60	$185	$—	$33	$(4)	$274
Company sales	$488	$775	$5	$399	$—	$1,667
Company restaurant margin %	12.2%	23.9%	(1.9)%	8.2%	N/A	16.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 9/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$879	$730	$240	$134	$(4)	$1,979

Company restaurant expenses	224	227	10	121	4	587
General and administrative expenses	88	50	50	13	80	282
Franchise and property expenses	15	8	11	1	—	35
Franchise advertising and other services expense	160	177	89	1	—	427
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	—	—	(4)	—	3	(1)
Total costs and expenses, net	488	463	156	136	71	1,313
Operating Profit (Loss)	$392	$267	$84	$(2)	$(75)	$666

Quarter ended 9/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$785	$666	$238	$137	$—	$1,826

Company restaurant expenses	192	205	1	122	3	523
General and administrative expenses	86	41	51	11	74	263
Franchise and property expenses	20	6	9	1	—	36
Franchise advertising and other services expense	148	163	89	1	—	401
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	—	—	(3)	1	(2)	(4)
Total costs and expenses, net	446	415	147	136	63	1,207
Operating Profit (Loss)	$339	$251	$91	$1	$(63)	$619

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,501	$2,098	$710	$395	$(5)	$5,699

Company restaurant expenses	635	649	21	352	11	1,668
General and administrative expenses	255	148	159	39	285	885
Franchise and property expenses	51	22	32	3	—	107
Franchise advertising and other services expense	472	510	268	2	—	1,251
Refranchising (gain) loss	—	—	—	—	(33)	(33)
Other (income) expense	1	—	(9)	1	(8)	(15)
Total costs and expenses, net	1,413	1,328	471	396	255	3,863
Operating Profit (Loss)	$1,088	$770	$239	$—	$(260)	$1,836

Year to Date 9/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,134	$1,930	$715	$408	$—	$5,187

Company restaurant expenses	428	590	5	366	4	1,393
General and administrative expenses	253	137	153	38	249	830
Franchise and property expenses	46	22	19	3	—	90
Franchise advertising and other services expense	424	473	270	2	—	1,169
Refranchising (gain) loss	—	—	—	—	(31)	(31)
Other (income) expense	(3)	(1)	(10)	1	3	(10)
Total costs and expenses, net	1,148	1,221	437	410	225	3,441
Operating Profit (Loss)	$986	$709	$278	$(2)	$(225)	$1,746

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended September 30, 2025 and 2024 are preliminary.

In the first quarter of 2025, the Company prospectively changed its basis of presentation to round financial figures in the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flow and as presented in the tabular presentations in these Notes to the nearest whole number in millions in all instances. As a result, some totals and percentages may not recompute based on rounded figures as presented within the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flow and these Notes. Previously, amounts were presented to ensure that all numbers herein recomputed, resulting in the presentation of certain figures inconsistent with their underlying rounding.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)We recorded charges of $5 million and $37 million during the quarter and year to date ended September 30, 2025, respectively, and $12 million and $58 million during the quarter and year to date ended September 30, 2024, respectively, primarily to Corporate and unallocated General and administrative expenses related to a resource optimization program. Over the past several years, this program has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. We expanded the program in 2024 to identify further opportunities to optimize the Company’s spending and identify additional, critical areas in which to potentially reallocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program primarily include severance associated with positions that have been eliminated or relocated and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(c)During the quarter and year to date ended September 30, 2025, we recorded charges of approximately $3 million and $20 million, respectively, to Corporate and unallocated General and administrative expenses associated with our decision to designate two brand headquarters in the U.S., located in Plano, Texas and Irvine, California, to foster greater collaboration among brands and employees. This involved relocating the KFC U.S. corporate office to the KFC Global headquarters and requiring the majority of our U.S.-based remote employees to relocate to an appropriate headquarter office. Costs incurred to date primarily include severance for employees who have chosen not to relocate and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(d)On January 8, 2025, we terminated our franchise agreements with franchisee IS Gida A.S. (IS Gida), the owner and operator of KFC and Pizza Hut restaurants in Turkey and a subsidiary of IS Holding A.S. (IS Holding), after failure by IS Gida to meet our standards. As a result, 283 KFC restaurants and 254 Pizza Hut restaurants in Turkey were closed during the first quarter of 2025. We also re-acquired the master franchise rights in Germany for KFC and Pizza Hut from the owner of IS Holding in December 2024. We recorded charges of $1 million and $8 million during the quarter and year to date ended September 30, 2025, respectively, to Corporate and unallocated General and administrative expenses consisting primarily of costs associated with re-acquiring the master franchise rights in Germany including severance. Consistent with prior charges related to the matter, these charges have been reflected as Special Items.

(e)We have begun a review of strategic options for the Pizza Hut brand. During the quarter ended September 30, 2025, we incurred approximately $4 million in third-party advising costs associated with this strategic review and wrote-off approximately $4 million of franchise incentive assets associated with rationalizing the Pizza Hut estate in preparation for a potential transaction. These charges were recorded to Corporate and unallocated General and administrative expenses and Corporate and unallocated franchise and property revenues, respectively. Given the significance of the costs expected to be incurred through the course of this strategic review, we have reflected such amounts as Special Items.

(f)The below table includes the detail of Special Items Tax Expense (Benefit):

	Quarter ended		Year to date
	9/30/25	9/30/24	9/30/25	9/30/24
Tax (Benefit) on Special Items Expense	$(4)	$(2)	$(18)	$(15)
Tax Expense - Foreign tax reserve	3	—	105	—
Tax Expense - U.S. OBBBA	76	—	76	—
Tax (Benefit) - Tax audit	(47)	—	(47)	—
Tax (Benefit) - Other Income tax impacts recorded as Special	—	—	—	(4)
Special Items Tax Expense (Benefit)	$28	$(2)	$116	$(19)

Tax Benefit on Special Items Expense was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Tax Expense - Foreign tax reserve in the quarter and year to date ended September 30, 2025, is associated with a reserve, and the related ongoing foreign exchange and inflationary adjustments, associated with a change in management's judgment around a Mexican subsidiary's ability to utilize losses to offset recapture gains triggered by a historical tax deconsolidation in Mexico. This tax expense was reflected as a Special Item due to its size and the time elapsed since the years to which the reserve relates.

Tax Expense - U.S. OBBBA in the quarter and year to date ended September 30, 2025, reflects the tax expense recorded upon the July 4, 2025, enactment of H.R.1, commonly known as the One Big Beautiful Bill Act (“OBBBA”) in the United States. The tax expense was primarily associated with a change in management's judgment regarding our ability to utilize U.S. foreign tax credit related deferred tax assets that existed at the date of enactment and has been reflected as a Special Item due to the size of the non-recurring adjustment necessary upon enactment of the legislation.

Tax (Benefit) - Tax audit in the quarter and year to date ended September 30, 2025, reflects the benefit associated with the reversal of a reserve due to a favorable audit resolution. Such reserve was established in prior years and was originally recorded as a Special Item.

Other Income tax impacts recorded as Special in the year to date ended September 30, 2024, include benefits related to the reversal of a reserve due to the favorable resolution of a tax audit in a foreign jurisdiction. Such reserve was established in prior years related to income tax liabilities originally recorded as a Special Item as part of an intercompany restructuring of intellectual property.